EXHIBIT 10.2


     WITNESS this lease hereby made on the 16th day of February, 1994 by and between HILLSIDE ASSOCIATES, a co-partnership, having it place of business at 100 Ring Road West, Garden City, New York 11530 hereinafter known as the Landlord which expression shall include its heirs, successors and assigns and COMPUTER TELEPHONE CORP. having its place of business at 360 Second Avenue, Waltham, Massachusetts, a Massachusetts corporation, hereinafter known as the Tenant, which expression shall include its successors and assigns.

     1. Premises and Use: The Landlord hereby leases to the Tenant the premises described as follows: Approximately Nineteen Thousand Five Hundred and Eighty Two Square Feet (19,582 SF) of space as shown on the annexed sketch in the building known as Tech Center 128, Building #1, 360 Second Avenue, Waltham, Massachusetts, and Two Thousand (2,000) Square Feet of outside storage space to be fenced by the Tenant, together with the use in common with other Tenants in the building of outside parking and yard areas in the land on which the leased premises are situated for the parking of automobiles and trucks. Parking or storage of office trailers in the lot is prohibited. Tech Center 128, Building #1 is located on Lot B-1 as shown in plan entitled "Plan of Land in Waltham, Massachusetts owned by Bear Hill Industrial Development Trust, scale 1 inch equals 40 feet, October 5, 1960 survey by MacCarthy Engineering Service, Inc., Natick, Mass.", recorded with the Middlesex South Registry of Deeds as Plan 1851 of 1960, and a portion of Lot B, which lot is shown on a plan entitled "Plan of Land in Waltham, Massachusetts owned by Bear Hill Industrial Development Trust, scale 1 inch equals 100 feet, March 17th, 1959, Plan by MacCarthy Engineering Service, Inc., Natick, Mass.", recorded with said deeds as Plan 1157 of 1959. The premises may be used by the Tenant for offices, manufacturing, engineering and warehousing or other lawful purposes.

2.  Term:

     (a) The initial term of this Lease shall be for period of five (5) years, commencing on the Commencement Date and ending at midnight on the last day of the month in which the fifth anniversary of the Commencement Date (the "Expiration Date") takes place.

     (b) Tenant shall have one (1) option to extend the term of this Lease from the dates upon which it would otherwise expire for one (1) renewal period of five (5) years. If Tenant: elects to exercise said option, it shall do so by giving notice of such election to Landlord at any time on or before the date which is 180 days before the expiration of the Term of this Lease, as to which time, time shall be of the essence. The term of the extended period shall be upon the same terms and conditions as are in effect hereunder immediately preceding the commencement of the extended period, except that the rent for the extended period shall be at 95% of the then current market rate.

     (c) The renewal option contained in subsection (b) above shall be effective only if this Lease is in force and effect on the day prior to the effective date of the renewal and no default by Tenant is existing under this Lease on the date the renewal option is exercised and on the date the renewal term begins. The Tenant will provide a renewal notice in accordance with subsection (b) above the Landlord and Tenant will further evidence the acceptance of the renewal term by executing a lease renewal document which will describe the terms of such lease extension.
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     3.  Basic Rent: The basic rent for the premises shall be the sum of One
Hundred Twenty Seven Thousand Two Hundred and Eighty Three and 00/100 ($127,283.00) Dollars per annum, payable in advance in equal monthly installments of Ten Thousand Six Hundred and Six and 92/500 ($10,606.92) Dollars on the first day of each and every month of the Lease term at the office of the Landlord as stated in Paragraph 30 of this Lease.

     If the lease term should commence and end on any day except that first day of the calendar month, then the first and the last monthly rent installment shall be pro rated for the portion of the calendar month covered by the Lease term.

     4. Real Estate Taxes and Betterments: (a) The Tenant agrees to pay to the Landlord, as additional rent, nineteen and thirty nine one hundredths (19.39%) Percent of the real estate taxes and betterments and other municipal assessments, on the lot and building in which the leased premises are situated. The real estate taxes shall be payable in advance on a monthly basis for the lease period covered by same. The basic rent and the betterments and municipal assessments shall be paid upon submission of a bill. The Landlord shall submit to the Tenant an invoice accompanied by a copy of the Real Estate Tax Bill, Bill for Betterments and/or municipal assessments which bill will be conclusive evidence of those charges. The current annual Real Estate Tax is $157,590.00 from July to June which computes to $2,546.39 per month.

     (b) Both the Landlord and the Tenant shall have the right to apply for real estate tax abatement. In the event that Landlord elects to file a claim for real estate tax abatement .or the entire building, Tenant shall pay its proportionate share of any expenses incurred and shall share in any refund or adjustment accordingly. In the event that a portion of the expenses incurred are for the tax period subsequent to the expiration of the term or extended term of this Lease, the Tenant shall be excused from the prorata portion of the expense and accordingly shall not share in any refund or adjustment for said period.

     5. Utilities: (a) The Tenant's demised premises shall be directly metered for electrical service. The tenant shall pay directly to the utility company for said service.

     (b) Water and sewerage and gas service for the premises are not separately metered. The Tenant shall pay its proportionate share of water charges (and sewer charges, should such be instituted) and gas charges for the Building as additional rent within thirty (30) days following receipt by it of the Landlord's bill for such charges. The Landlord reserves the right to install a sub-meter for the purpose of measuring the Tenant's water and gas consumption.

     6. Repairs, Maintenance and Operation of the Premises: The Landlord shall be responsible for the structural repairs, exterior repairs and roof surface repairs as well as repairs to the parking lot. All repairs which are the responsibility of the Landlord and shall be made promptly and at the earliest possible opportunity.

     The Landlord shall not be responsible for any repairs or replacements to the premises caused by the willful acts or negligence of the Tenant, its agents, employees, invitees or licensees, nor shall the Landlord be responsible for any repairs or replacements caused by vandalism or malicious mischief caused by the Tenant, its agents, employees, invitees or licensees.

     The Tenant shall be responsible for all maintenance, repairs or replacements to the premises not hereinbefore stated as the Landlord's


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obligation.  The Tenant agrees either by its employees, servants or agents or by executing contracts with acceptable service companies to furnish regular maintenance of the heating, ventilating and air conditioning equipment furnished by the Landlord or by others for the leased premises, any equipment that is under warranty, that warranty will be assigned to the Tenant.

     The Tenant shall keep its premises, including the driveway and yard abutting same neat and clean, free of ice and snow and maintain appropriate trash collection and removal services. The Landlord shall arrange snow and ice removal service and landscaping maintenance. The Tenant agrees to pay to the Landlord nineteen and thirty nine one hundredths (19.39%) Percent of the cost for snow and ice removal and landscaping maintenance as additional rent. The Landlord shall submit to the Tenant an invoice accompanied by a copy of the snow and ice bill or landscaping bill which bill will be considered evidence of these charges.

     7. Alterations: The Tenant shall make no alterations or additions to the premises nor replace buildings equipment, except in accordance with plans and specifications theretofore first approved in writing by the Landlord. Tenant agrees to pay promptly, when due, the entire cost of any work done on the premises by Tenant, its agents, employees or contractors and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the premises and within thirty days to discharge or cause the discharge or cancellation of any such liens which may so attach, whether or not such liens are proper and justified.

     8. Insurance: (a) The Tenant agrees to pay to the Landlord, as additional rent, in advance monthly, on the first day of each and every month, one-twelfth (1/12) of nineteen and thirty nine one hundredths (19.39%) Percent of the annual insurance premiums for the Landlord's fire and extended insurance coverage for the building including vandalism and malicious mischief in which the leased premises are situated. Said insurance shall also include loss of rental value for a twelve month period for said building together with comprehensive general liability coverage insuring the Landlord's risks in the following amounts: One Million Dollars per claim for bodily injury, Three Million Dollars per accident for bodily injury, One Million Dollars for property damage. The additional rent due pursuant to this paragraph shall be calculated on the basis of the most recent insurance premiums charged with reference to insurance coverage on the building. Should the premium charges change, an adjustment is to be made with reference to the additional rent charged herein to reflect the change. The current annual insurance premium for the entire building covering a period from April 1, 1992 to March 31, 1993 is $24,700.00. The Landlord shall furnish a copy of the insurance premium bills to the Tenant at the beginning of each year.

     (b) The Tenant agrees, at its own expense, to carry comprehensive general liability insurance concerning same for the premises and to add the Landlord's name and that of Omnibus Management, Ltd., as managing agent to the policy as additional insured in the following amounts: One Million Dollars per claim for bodily injury, Three Millions per accident for bodily injury, One Million Dollars property damage. Should the Tenant fail to provide the aforesaid insurance coverage or to pay the premiums therefor, the Landlord at its option, may obtain said coverage, pay the premiums therefor and the Tenant shall promptly reimburse the Landlord as additional rent, for the premium costs for said insurance coverage.

     (c) All insurance policies which are to be provided and the premiums therefore in accordance with the terms of this clause, shall be placed with insurance carriers qualified to do business in Massachusetts, subject to the reasonable approval of the Landlord and the institution holding the first mortgage on the premises.

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     (d) Tenant shall assume risk of damage or loss to any of the Tenant's fixtures, goods, inventory, equipment, furniture or other property which may be on the premises.

     (e) In the event that there is vandalism and/or malicious mischief committed on the premises, the Landlord shall make available to the Tenant, all insurance proceeds that it receives with regard to the claims made by it with regard to the above mentioned insured hazards provided that the Tenant has made all necessary repairs to the premises to eliminate the damages caused by an vandalism or malicious mischief.

     (f) The Landlord shall make available to the Tenant for inspection all of its insurance policies covering the premises.

     9. Fire Protection: Tenant agrees to maintain approved, labelled fire extinguishers within the leased premises as recommended by the New England Fire Insurance Rating Association for protection credit. Tenant agrees not to obstruct the fire sprinkler system in any way and to comply in all reasonable ways with fire prevention requests of City officials, the insurance company insuring the premises and the Landlord.

10.  Indemnification:

     (a) The Tenant agrees to and shall hold and save harmless and indemnify the Landlord and its employees, agents, contractors, invitees and other persons designated by Landlord from and for any and all payments, expenses, costs, attorney fees and from and for any and all claims and liability for losses or damage to property or injuries to persons occasioned wholly or in part by or resulting from any negligent or intentional or willful acts or omissions by the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors.

     (b) The Landlord shall indemnify and hold harmless Tenant and its agents, employees, contractors and invitees for all losses, costs and expenses (including reasonable attorney's fees), settlement payments, and all liabilities, damages, or fines paid, incurred or suffered by Tenant (i) by reason of any breach, violation and/or nonperformance by Landlord or Landlord's employees, agents, licensees, invitees or visitors, of any covenants or provision of this Lease; and/or (ii) .rom any other cause due to the negligence or intentional act or omission of Landlord and/or Landlord's contractors, servants, employees, agents, licensees and/or invitees.

     11. Inability to Repair or Provide Service: Landlord shall not be liable to Tenant for any damages, consequential or otherwise reduction of rent by reason of inconvenience, annoyance or loss of business arising from the necessity of Landlord's entering the premises for any purpose authorized in this lease or for repairing the premises or any portion of the building; however, the necessity may occur, subject to Tenant's security regulations as stated in Paragraph 16. If the Landlord is prevented or delayed from making any repairs, alterations or improvements, furnishing services or performing any covenant under this lease by reason of any cause beyond Landlord's controls, Landlord shall not be liable for, nor shall Tenant be entitled to any reduction of rent.

     12. Assignment or Sublet: The Tenant shall not have the right to assign this lease or sublet the premises in whole or in part without the written approval of the Landlord which approval will not be unreasonably withheld or delayed. If there has been an assignment of this lease or a subletting of the premises in whole or in part, the Tenant shall, however, remain liable for the performance of all the covenants and conditions which it is obligated to so perform under this lease. In lieu of consenting to an assignment of this Lease or a subletting of the premises in whole or in part, the Landlord reserves the right to terminate this Lease and enter into a Lease with another prospective Tenant or Tenants.

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     The Landlord acknowledges and approves Comm-Tract as a subtenant of
Computer Telephone.

     13. Signs: The Tenant shall have the right to erect signs on the outside of the premises subject to the review and prior approval of the Landlord and subject to the Tenant's compliance with all applicable laws governing sign erection.

     14. Surrender: At the termination of this lease, the Tenant shall peacefully yield up the demised premises and all additions thereto in good order, repair and condition, first removing all goods and effects except those of the Landlord and leaving the premises clean and tenantable, excepting, however, reasonable wear and tear damage which the Landlord is obligated to repair and damage not caused by the negligence of the Tenant, its agents, employees, invitees or licensees. All fixtures, machinery and equipment which may, at any time, be brought upon and permanently installed in the premises may not be removed without the written approval of the landlord. The Tenant shall have the right to remove all other machinery, equipment and/or fixtures provided repairs are made for damages caused by such removal by the Tenant and the Tenant will restore the premises to the same condition that existed prior to the removal of the machinery, equipment and/or fixtures, reasonable wear and tear excepted.

     15. Misuse and Compliance with all Government Laws Orders, Ordinances and Regulations: (a) The Tenant agrees not to damage, deface, strip, overload or waste the premises as described in Clause 1, nor to permit on said premises any flammable fluids or chemicals or any nuisance or the emission therefrom of any objectionable noise or odor, nor to permit the use thereof for any purpose other than the Tenant's business, nor any use thereof which is improper, offensive, contrary to law or ordinance, or liable to render necessary any alterations or additions to the building, or liable to invalidate or increase the premises for any insurance on the building unless Tenant pays such increased premiums on its contents. The Tenant agrees to comply with all governmental laws, orders, rules and ordinances and regulations which affect the premises and to promptly remove or correct any violations affecting the premises cited by the governmental body or agency except for those caused by the initial construction of the premises.

     (b) Prohibition Against Hazardous Waste - As used in this paragraph, the terms "Hazardous Waste", "Hazardous Materials" or "Oil" shall be defined as provided in Section 2 of Chapter 21C, Section 2 of Chapter 21D and Section 2 of Chapter 21E of the General Laws of Massachusetts, and the regulations promulgated thereunder, as such laws and regulations may be amended from time to time. As of January 21, 1984, such terms were defined in such laws as follows:

     "Hazardous Waste", a waste or combination of wastes, which because of its quantity, concentration, or physical, chemical or infectious characteristics may cause, or significantly contribute to an increase in mortality or any increase in serious irreversible, or incapacitating reversible illness or pose a substantial present or potential hazard to human health safety or welfare or to the environment, when improperly treated, stored, transported, used, disposed of, or otherwise managed, however not to include solid or dissolved material in domestic sewage, or solid or dissolved materials in irrigation return flows or industrial discharges which are point sources subject to permits under Section 402 of the Federal Water Pollution Control act of 1967 as amended, or source, special nuclear, or by-product material as defined by the Atomic Energy Acts of 1954;

     "Hazardous Material", material including but not limited to, any material, in whatever form, which because of its quantity, concentration, chemical, corrosive, flammable, reactive, toxic, infectious, or radioactive characteristics, either separately or in combination with any substance constitutes a present or potential threat to human health, safety, welfare, or to the environment, when improperly stored, treated, transported, disposed of, used, or otherwise managed.
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     The term shall not include oil.  The term shall also include all those substances which are included under 42 USC 9601(14), but it is not limited to those substances;

     "Oil", insoluble or partially soluble oils of any kind of origin or in any form, including, without limitation, crude or fuel oils, lube oil or sludge, asphalt, insoluble or partially insoluble derivatives of mineral, animal or vegetable oils. The term shall not include waste oil, and shall not include those substances which are included in 42 USE Section 9601(14).

     (1) Tenant shall not use, maintain, generate or bring on the demised premises, the Building or the Lot or transport or dispose of on or from the demised premises, the Building or the Lot (whether through the sewer or septic system or into the ground or by removal off-site or otherwise) any Hazardous Waste, Hazardous Material, Oil or radioactive material; and Tenant shall prevent any agent, servant, employee, contractor, supplier, guest, visitor, customer or invitee of Tenant, and of such parties, and any other party claiming under Tenant, from using, maintaining, generating or bringing to the demised premises, the Building or the Lot or transporting or disposing of, on or from the demised premises, the Building or the Lot (whether through the sewer or septic systems or into the ground or by removal off site or otherwise) any Hazardous Waste, Hazardous Material, Oil or radioactive material.

     (2) Tenant shall deliver to Landlord, within ten (10) days after Tenant receives same, copies of all letters, inquiries, summons, subpoenas, complaints, restraining orders and any other written communication received by Tenant, and written notice of any oral communication received by Tenant, and written or oral communication related to Tenant's compliance or noncompliance, or the compliance or noncompliance of any activities being conducted on or from the demised premises, with any laws, orders, regulations and the like to any governmental authorities or any public body relating to Hazardous Waste, Hazardous Material, Oil or radioactive material.

     (3) Tenant shall be solely responsible for becoming informed of any amendments made from time to time to the laws and regulations referred to in this paragraph of this Lease; and Landlord shall not be obligated to notify Tenant of any of said amendments.

     (4) Any breach of the provisions of this paragraph shall be deemed to be a breach and default of a material obligation of Tenant under this Lease, and Landlord shall have with respect thereto all remedies provided in this Lease for defaults of Tenant.

     16. Access: The Tenant agrees to permit the Landlord or the Landlord's agent to examine the premises at reasonable times during usual business hours, subject to Tenant's reasonable security requirements, and if the Landlord shall so elect, to allow the Landlord, at the expense of the Landlord, to make any repairs or additions the Landlord may deem necessary which additions shall not interfere with the Tenant's use of the premises and at the expense of the Tenant, to remove any alterations, additions, signs, awnings, aerials or flag poles or the like, not consented to in writing according to the terms of this Lease and to show the premises during Tenant's normal and usual business hours; and without interfering with Tenant's use of the premises at any reasonable time to prospective purchasers and tenants and to keep affixed to any suitable part of the premises during the six months proceeding the expiration of the term as described in Clause 2 or any extension thereof appropriate notices for letting or selling.


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     17.  Enforcement: Both the Tenant and the Landlord agree to pay each others expenses including reasonable attorney fees incurred in enforcing any obligations of this Lease which are violated by the other party provided that either party has given, to the other, written notice of such violation and that the party to whom the notice was directed has not rectified said violation within thirty (30) days after such notice provided however if correction has been commenced within said thirty (30) day period and the other obligated would have made such correction completing the work with all due diligence, it shall not be deemed a violation. If said violation be for non-payment of the basic or additional rent, then and in that event, this clause shall be applicable if said violation has not been rectified within fourteen (14) days of such written notice.

     18. Tenant to Enforce: The Tenant agrees not to permit any employee, servant or agent of the Tenant to violate any covenant or obligation of the Tenant herein set forth.

     19. Destruction by Fire or Other Casualty: It is further agreed by and between the parties hereto that in case the said premises or a substantial pa,t thereof shall, during the initial term or any extended term, be destroyed or rendered unusable by fire or other casualty so that a substantial part thereof, which shall consist of more than twenty (20%) percent of same, be destroyed or rendered unusable for Tenant's purposes during the initial term or any extended term of this lease, then, and in such case, the rent payable hereunder or a just and proportionate part thereof in accordance with the nature and extent of the injury sustained, shall be abated until the said premises shall have been reconstructed to substantially as good a condition as before. If said damages should cause the premises to be rendered reasonably unfit for use and habitation, then and in that event, the Landlord shall have the option, within thirty (30) days after the occurrence of said damages, to terminate this lease. Moreover, if said damages should cause the premises to be rendered reasonably unfit for use and habitation, then, in that event, the Tenant shall have the option to terminate this lease within thirty (30) days after the occurrence of said damages provided the Landlord does not elect, by written notice to the Tenant given within the aforementioned thirty (30) day period, to repair or restore the premises. In the event that the Landlord elects to repair or restore, the Tenant may terminate this lease if such repair or restoration is not accomplished within twenty-six (26) weeks of the occurrence of said damages, provided said Tenant makes this election in writing within ten (10) days subsequent to the passing of the aforementioned twenty-six (26) week period.

     20. Eminent Domain: (a) If the whole of the demised premises shall be taken by condemnation proceedings or right of eminent domain then, and in that event, the terms of this.lease shall terminate and end as of the date when the possession of the demised premises shall be required for such use and purpose and the parties shall be released from further obligations hereunder.

     (b) If only part of the demised premises shall be taken by condemnation proceedings or right of eminent domain, then, and in that event, the term of this lease shall terminate and end as of the date when the possession of the demised premises shall be required for such use and purpose. This clause shall only be applicable if the premises become unusable and the Landlord elects not to replace, rebuild or restore the premises in accordance with sub-paragraph C of this paragraph.

     (c) If only part of the demised premises, including common areas, shall be taken by condemnation proceedings or right of eminent domain, then, and in that event, the rent shall abate in proportion to the value of the loss of use of the Tenant, but with the right of the Landlord to replace, rebuild and to


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restore the original use of the demised premises by replacing or rebuilding even though such replacing or rebuilding shall require the relocation of same in the building in which these premises are situated. It is expressly understood, however, that in the event any taking by condemnation or eminent domain shall leave the demised premises not reasonably suitable for the conduct of Tenant's business in the sole determination of Tenant, Tenant my at its option, terminate this lease. If only part of the demised premises shall be taken by condemnation proceedings or right of eminent domain, then, in that event, the rent shall abate in proportion to the value of use to the Tenant but with the right of the Landlord to replace, rebuild and restore the original use of the demised premises by replacing or rebuilding, even though such replacing or rebuilding shall require the relocation of same. It is expressly understood, however, that in the event any taking by condemnation or eminent domain shall leave the demised premises not reasonably suitable for the conduct of Tenant's business is the sole determination of Tenant, Tenant may, at its option, terminate this lease.

     (d) Nothing in this lease shall be deemed or construed to prevent the Tenant from interposing and prosecuting in any condemnation proceeding, a claim for the value of the fixtures and improvements installed in or made to the premises by the Tenant, or the Tenant's relocation or any other costs or damages imposed upon or suffered by the Tenant on account of the aforementioned condemnation.

     21. Default and Bankruptcy: (a) In the event of any failure of Tenant to pay any rent due hereunder, including additional rent, within fourteen (14) days after written notice of such default has been given to Tenant or any failure to perform any other of the terms, conditions or covenants of this lease to be observed or performed by Tenant for more than.thirty (30) days after written notice of such default shall be given to Tenant or if Tenant shall have declared bankruptcy or insolvency or filed any debtor proceedings or if there shall have been taken against Tenant, and the Tenant shall have not applied to a court of competent jurisdiction within thirty (30) days and shall not have had the same discontinued or terminated within ninety (90) days subsequent to said filing in any court pursuant to any statute either of the United States or of any State, a petition of bankruptcy or insolvency or for reorganization or for the appointment of a receiver of trustee of all or any part of Tenant's property, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement or if Tenant shall abandon the demised premises or suffer this lease to be taken under any writ of execution, then Landlord, in addition to any and all other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the demised premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant all without service of notice or resort to legal process and all without being deemed guilty of trespass or becoming liable for any loss which may be occasioned thereby.

     (b) Should Landlord elect to re-enter as herein provided or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this lease or may, from time to time, without terminating this lease, make such alterations and repairs as may be necessary to relet the demised premises and relet said demised premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its discretion deemed advisable. Upon each such reletting, all rentals received by the Landlord from such reletting shall be applied in the order set forth below:

     (1) To the payment of any indebtedness, other than rent due hereunder from Tenant to Landlord.


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     (2) To the payment of any costs and expenses of such reletting including brokerage fees, attorney's fees and costs of such alterations and repairs.

     (3) To the payment of rent due and unpaid hereunder.

     (4) The balance, if any, shall be held by Landlord and applied in payment of future rents or expenses if the same may become due and payable in accordance with the order set forth above.

If such rentals received from such reletting during any month shall be less than the amount to be paid during that month by Tenant pursuant to this lease, then Tenant shall pay to Landlord any such deficiency, said deficiency to be calculated and paid monthly. No such re-entry or taking possession of the demised premises by Landlord shall be construed as an election on its part to terminate this lease unless a written notice of such intention shall be given to Tenant or unless the termination of this lease shall be decreed by a court of competent jurisdiction.

     (c) Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this lease for such previous breach. Should Landlord at any time terminate this lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach including the cost of recovering the demised premises reasonable attorney's fees and including the worth at the time of such termination of the excess, if any, of the amount of rent, including additional rent, reserved in this lease for the remainder of the stated term, all of which amounts shall be immediately due and payable by Tenant to the Landlord.

     22. Subordination: The Tenant hereby agrees that its rights under this lease shall be subordinate to any and all mortgages existing on or hereinafter placed from time to time on said premises and the Tenant further agrees to execute any and all documents relating to said subordination to be recorded in the applicable Registry of Deeds or Mortgages when requested to do so by the Landlord. The Tenant further appoints the Landlord, as its attorney in fact to execute any such document on its behalf.

     23. Financial Statement of Tenant: The Tenant will furnish to the Landlord, a copy of its annual financial report.

     24. Tenant's Certificates: The Tenant agrees at any time, and from time to time, upon not less than ten (10) days prior written request by the Landlord, to execute, acknowledge and deliver to the Landlord, a statement in writing that this lease is unmodified and in full force and effect (or if there should have been modification that the same are in full force and effect as modified and stating such modifications) and that the Landlord is not in default in accordance with the terms and conditions thereof and the dates to which basic rent and other rent or charges have been paid in advance if any; it being intended that any such statement or certificate delivered pursuant to this clause, may be relied upon by any prospective purchaser of the premises or mortgagee or assignee of any mortgagee with regard to the demised premises.

     25. Landlord's Right to Remedy Tenant's Default: If the Tenant fails to pay for, maintain or deliver any insurance policies which it is obligated to so pay, maintain and deliver to should fail to make any other payment or perform any other act on its part to be made or performed as provided for in this Lease, then the Landlord may, but shall not be obligated to do so and without waiving or releasing the Tenant from any obligations of the Tenant under this Lease contained, pay for and/or effect any such insurance coverage, make any other payment or perform any other act on the part of the Tenant to be performed as in this lease provided in such manner and to such extent as the Landlord may deem desirable and may exercise any such rights to pay


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necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorney's fees. All sums so paid by the Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by the Landlord together with interest thereon at the prime rate of the Bank of Boston chargeable to its customers for unsecured loans, plus an additional two (2%) percent per annum from the date of the making of such expenditure by the Landlord, shall be deemed additional rent hereunder and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand or at the option of the Landlord may be added to any additional rent than due or thereafter becoming due under this Lease and the Tenant covenants to pay such sum or sums with interest as aforementioned and the Landlord shall have in addition to any other right or remedy of the Landlord the same rights and remedies in the event of the non-payment thereof by the Tenant as in the case of default by the Tenant in the payment of the basic rent.

     26. Improvements to the Leased Premises: The Landlord agrees to make alterations to the leased premises as shown on Exhibits A and B attached. The Tenant is given the right, during the course of the construction of those improvements contemplated by this Lease, to have access to the premises for the purpose of inspecting same during normal business hours.

     27. Landlord's Warranties: The Landlord represents that it is the fee owner of the premises described in this Lease; that it has the capacity to lease the premises to the Tenant and to deliver the premises with all improvements contemplated in this Lease to the Tenant and that at all times during which the Tenant is in compliance with its covenants and obligations in accordance with this Lease, the Tenant may quietly enjoy said premises for the purpose contemplated hereby during the original term or any extended term of this Lease.

     28. Holding Over: Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If the last day of the Term of this Lease or renewal thereof, falls on Sunday, this Lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day. Should Tenant hold over in possession of the Leased Premises after the expiration of this Lease, by operation of law or otherwise, such holding over shall not be deemed to extend the Term or renew this Lease; but the tenancy thereafter shall continue as a tenancy from month to month, cancelable by either party with thirty (30) days' prior written notice, upon the same terms and conditions herein contained, except for the monthly rent which shall increase to two hundred (150%) percent of the Basic Annual Rent and all other reimbursable expense immediately payable preceding the expiration date.

     29. Brokerage: The parties agree and represent to each other that Neelon Associates of 255 Bear Hill Road, Waltham, Massachusetts 02154 and Lynch, Murphy, Walsh and Partners, 1 Financial Center, Boston, Massachusetts 02111, are the sole brokers which brought about this transaction. The Landlord agrees to pay to said brokers, all commissions due to it in accordance with a separate agreement. The Tenant agrees to indemnify the Landlord against said Landlord for commissions for this transaction, which claims may be brought by any other brokers or parties claiming to have dealt with the Tenant.

     30. Notices: Any notices, requests or demands under this Lease to or from any Landlord or the Tenant shall be in writing and shall be given by Certified or Registered Mail, Postage Prepaid, Return Receipt Requested, and


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shall be deemed given as on the date received by or attempted to be delivered to the party address and shall be addressed to the Landlord at 100 Ring Road West, Garden City, New York 11530, or at such other addresses as the Landlord may, in writing, furnish to the Tenant and addressed to the Tenant at 360 Second Avenue, Waltham, Massachusetts or at such other addresses as the Tenant may, in writing furnish to the Landlord.

     31. Failure to Insist Upon Strict Performance: The failure of the Landlord to insist upon the strict performance by the Tenant of any one of the terms, covenants or conditions of this Lease or to exercise any option herein conferred, in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such terms, covenants, conditions or options, but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent with knowledge of the breach of any covenant herein contained shall not be deemed a waiver of such breach. No provisions of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing, signed by the Landlord or its successors or assigns during the term hereby granted and no agreement to accept a surrender of this Lease or of said premises shall be valid unless the same be in writing and subscribed by the Landlord.

     32. Limits of Landlord's Liability: In the event of a breach by the Landlord or its successors or assigns for any covenants or conditions of this Lease, the Tenant shall look solely to the equity of the Landlord in the premises for the satisfaction of its remedies.

     33. Merger and Succession: This Lease contains all of the agreements of the parties heretofore made and the covenants and agreements herein contained shall bind and inure to the benefit of the Landlord, its heirs, successors and assigns and to the Tenant, its successors and assigns.

     IN WITNESS WHEREFORE, the parties hereto by their duly authorized officers or representatives have hereunto set their hands and day and year first above written.

                                   HILLSIDE ASSOCIATES
                                   By: /s/ Fredric Oliver

                                   COMPUTER TELEPHONE CORP.
                                   By: /s/ John D. Pittenger








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